Exhibit 4.1
November 13, 2006
JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, Texas, 77002
Ladies and Gentlemen:
     The undersigned, Weatherford International Ltd. (“WIL”), refers to the Second Amended and Restated Credit Agreement dated as of May 2, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among WIL, Weatherford Liquidity Management Hungary Limited Liability Company, Weatherford International, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified therefor in the Credit Agreement.
     WIL hereby notifies you, pursuant to Section 2.15 of the Credit Agreement, that (a) it hereby requests that the aggregate amount of the Commitments under the Credit Agreement be increased and (b) the CI Lenders agree to provide Commitments under the Credit Agreement. Set forth below is the information relating to such proposed Commitment Increase as required by Section 2.15(b) of the Credit Agreement:
(i)	the proposed effective date of such increase of aggregate amount of the Lenders’ Commitments is November 14, 2006, and such date is not the last day of the Interest Period applicable to each outstanding Eurocurrency Loan (by their execution of this Notice, the Lenders waive the five (5) Business Day notice period set forth in Section 2.15(b)(i) of the Credit Agreement);

(ii)	the aggregate amount of the requested increase of the Commitments is $750,000,000;

(iii)	the CI Lenders that have agreed with WIL to provide their respective Commitments are [not applicable];

(iv)	the Lenders that have agreed with WIL to increase their respective Commitments are the Lenders identified on Annex I attached hereto with an asterisk; and

(v)	set forth on Annex I attached hereto is the amount of the respective Commitments of all Lenders (including, without limitation, the CI Lenders) as of effective date of such Commitment Increase and after giving effect thereto.
     Delivery of an executed counterpart of this Notice of Commitment Increase by telecopier shall be effective as delivery of an original executed counterpart hereof.

Very truly yours,
WEATHERFORD INTERNATIONAL LTD.
By: /s/ Andrew P. Becnel
Name: Andrew P. Becnel
Title: Senior Vice President
Approved and Consented to by:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Issuing Bank
By:/s/ Robert W. Traband
Name: Robert W. Traband
Title: Vice President
CI LENDERS:
[Not applicable]
LENDERS INCREASING COMMITMENTS:
[Signatures begin on following page]

LENDERS:
JPMORGAN CHASE BANK, N.A.
By:   /s/Robert W. Traband
Name: Robert W. Traband
Title:   Vice President
Notice Information:
1111 Fannin, 10th Floor
Houston, Texas 77002
Telephone:   (713)750-2366
Telecopy:   (713)427-6307
With a copy to:
600 Travis, 20th Floor
Houston, Texas 77002
Telephone:    (713)216-5968
Telecopy:    (713)216-4117

CALYON NEW YORK BRANCH
By:   /s/ Dennis E. Petito
Name: Dennis E. Petito
Title:   Managing Director
By:    /s/ Tom Byargeon
Name: Tom Byargeon
Title:    Managing Director
Notice Information:
1301 Avenue of the Americas
New York, New York 10019
Attention:    Gener David
Telephone:    (212) 261-7741
Telecopier:    (917) 849-5440

THE ROYAL BANK OF SCOTLAND plc
By:    /s/ Matthew J. Main
Name: Matthew J. Main
Title:    Managing Director
Notice Information:
600 Travis St., Suite 6500
Houston, Texas 77002
Attention:    Stuart Gibson
Telephone:    (713) 221-2415
Telecopy:    (713) 221-2430

WELLS FARGO BANK, N.A.
By:    /s/ C. David Allman
Name: C. David Allman
Title:    Vice President
Notice Information:
1000 Louisiana, 9th Floor
Mail Code: T5002-090
Houston, Texas 77002
Telephone:    (713) 319-1923
Telecopy: c.david.allman@wellsfargo.com

ABN AMRO BANK N.V.
By:    /s/ Lizabeth Lary
Name: Lizabeth Lary
Title: Vice President
By:    /s/ Todd D. Vaubel
Name: Todd D. Vaubel
Title:    Assistant Vice President

Notice Information:

4400 Post Oak Parkway, Suite 1500
Houston, Texas 77027
Attention: Liz Lary
Telephone (832) 681-7114
Telecopy: (832) 681-7112

With a copy to:

540 West Madison Street, 26th Floor
Chicago, Illinois 60661-2591
Attention: Kenneth Keck
Telephone: (312) 992-5134
Telecopy: (312) 992-5111

BANK OF AMERICA, N.A.
By:    /s/ Zewditu Menelik
Name: Zewditu Menelik
Title:    Vice President
Notice Information:
901 Main Street
Dallas, Texas 75202
Telephone: (214) 209-2617
Telcopier: (214) 290-8367
Attention: Stephen Keilers / Thelma L. Johnson

THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD., HOUSTON AGENCY
By:    /s/ K. Glasscock
Name:    K. Glasscock
Title:    Vice President & Manager
By:  /s/ J. Fort
Name: J. Fort
Title: Vice President
Notice Information:
1100 Louisiana, Suite 2800
Houston, Texas 77002
Attention:    Jay Fort
Telephone:    (713) 655-3807
Telecopy:    (713) 658-0116

BAYERISCHE HYPO- UND
VEREINSBANK AG, NEW YORK BRANCH
By:    /s/ William W. Hunter
Name:    William W. Hunter
Title:    Director
By:    /s/ Kimberly D. Sousa
Name: Kimberly D. Sousa
Title:    Director
Notice Information:
150 East 42nd Street
New York, New York 10017
Attention:   Tina Chung
Telephone:    (212) 672-5688
Telecopier:   (212) 672-5691

DEUTSCHE BANK AG NEW YORK BRANCH
By:  /s/ Ming K. Chu
Name: Ming K. Chu
Title:   Vice President
By:  /s/ Vincent Wong
Name: Vincent Wong
Title:    Vice President

Notice Information:

60 Wall Street
New York, New York 10005
Attention: Rainer Meier, Vice President
Telephone: (212) 250-0109
Telecopy: (212) 797-0070

DNB NOR BANK ASA

By: /s/ Alfred C. Jones III
Name: Alfred C. Jones III
Title: Senior Vice President

By: /s/ Barbara Gronquist
Name: Barbara Gronquist
Title: Senior Vice President

Notice Information:

200 Park Avenue, 31st Floor New York, New York 10166-0396
Telephone:	(212) 681-3823
Telecopy:	(212) 681-3900

MERRILL LYNCH CAPITAL MARKETS BANK LIMITED

By:/s/ Lee Halla
Name: Lee Halla
Title: Authorised Signatory

By:/s/ Nicolas Lowmass
Name: Nicolas Lowmass
Title: Authorized Signatory

Notice Information:

Treasury Building,
Lower Grand Canal Street,
Dublin 2,
Ireland

Attention:	Stuart Biggar
Telephone:	+ 353 1 243 8570
Telecopy:	+ 44 207 106 6302
E-mail:	stuart_biggar@ml.com

MORGAN STANLEY BANK

By:/s/ Daniel Twenge
Name: Daniel Twenge
Title: Authorized Signatory Morgan Stanley Bank

Notice Information:

1633 Broadway, 25th Floor New York, New York 10019
Telephone:	(212)537-1470
Telecopier:	(212)537-1867

NORDEA BANK NORGE ASA

By:/s/ Kristine Erdal
Name: Kristine Erdal
Title: Senior Relationship Manager

By:/s/ Irina Bjaroy
Name: Irina Bjaroy
Title: Relationship Manager

Notice Information:

Postboks 1166 Sentrum
0107 Oslo
Norway
Attention: Shipping department — Kristine Erdal / Irina Bjarøy
Telephone: +47 22 48 56 68 / +47 22 48 55 38
Telecopy: +47 22 48 66 68

STANDARD CHARTERED BANK

By: /s/ Michael Gouvion
Name: Michael Gouvion
Title: Director

By: /s/ Andrew Y. Ng
Name: Andrew Y. Ng
Title: Director Standard Chartered Bank NY

Notice Information:

790 East Colorado Blvd, Suite 808
Pasadena, California 91101
Attention: John Robinson
Telephone: (626) 639-8009
Telecopier: (626) 639-8010

SUNTRUST BANK

By:/s/ Sean Roche
Name: Sean Roche
Title: Vice President

Notice Information:

303 Peachtree Street, 10th Floor
Atlanta, Georgia 30308
Telephone: (404)532-0274
Telecopy: (404)827-6270

UBS LOAN FINANCE

By: /s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director Banking Products Services, US

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director Banking Products Services, US

Notice Information:

677 Washington Blvd. Stamford, Connecticut 06901
Attention: Letica Fox-Thomas
Telephone: (203) 719-8162
Telecopier: (203) 719-3888

Annex I to
Notice of Commitment Increase
COMMITMENTS
(after giving effect to the applicable Commitment Increase)

Bank	Allocation
JPMorgan Chase Bank, N.A.*	151,000,000.00
Wells Fargo Bank, N.A.*	126,000,000.00
Calyon New York Branch*	126,000,000.00
The Royal Bank of Scotland plc*	126,000,000.00
UBS Loan Finance*	126,000,000.00
Bank of America, N.A.*	85,000,000.00
Deutsche Bank AG New York Branch*	85,000,000.00
ABN AMRO Bank N.V.*	85,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency*	85,000,000.00
SunTrust Bank*	72,000,000.00
Morgan Stanley Bank*	72,000,000.00
Nordea Bank Norge ASA*	72,000,000.00
Wachovia Bank, National Association	53,000,000.00
DnB NOR Bank ASA*	50,000,000.00
Bayerische Hypo-Und Vereinsbank AG, New York Branch*	50,000,000.00
Merrill Lynch Capital Markets Bank Limited*	50,000,000.00
Standard Chartered Bank*	50,000,000.00
The Bank of Nova Scotia	36,000,000.00
TOTAL	$1,500,000,000.00

*	Lender that has increased its Commitment